Exhibit 10.37


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                            SHARE PURCHASE AGREEMENT
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BETWEEN:


- LUK FIDEI L.L.C., having its registered office 1209, Orange Street New Castle Country, Delaware, (USA), represented for the purposes of this Agreement by Mr. Luis Medeiros, acting in his capacity as Vice-President, or its successor in interest which holds the Shares (as defined below) as of the Date of Completion.


                  Hereinafter jointly and severally referred to as the "SELLER",
                                                               OF THE FIRST PART

AND


- HAMPTON TRUST PLC, having its registered office 121, Mount Street, Mayfair, London WIK 3NW, represented by Mr. Graeme Jackson, Chairman of the Board of Directors, which shall substitute HAMPTON TRUST HOLDING (EUROPE) SA, a joint stock company governed by the Laws of Luxembourg, with a share capital of EUR 100,000 having its registered office at 81, rue Jean-Baptiste Gillardin, Petange, 4735 Luxembourg, registered with the Trade and Company registry of Luxembourg under number B86120, represented for the purposes of this Agreement by Mr. John C. Jones, acting in his capacity as Administrateur Delegue.

                  Hereinafter jointly and severally referred to as the "BUYER",
                                                             OF THE SECOND PART



The SELLER and the BUYER shall be individually referred to as a "Party", and collectively as the "Parties"

RECITALS

Whereas SELLER is the sole shareholder of COMPAGNIE FONCIERE FIDEI (hereafter "FIDEI"), a French joint stock company ("societe anonyme") with a share capital of EUR 2,017,870.07, having its registered office located at 17 rue de Miromesnil - 75008 Paris, registered with the Trade and Company Registry of Paris under number 692 044 308;

Whereas SELLER shall act solely in its own name and not on behalf of any other person;

Whereas FIDEI owns, directly or indirectly a majority of the issued and outstanding shares of each of the Subsidiaries listed on EXHIBIT 1 and, SELLER shall undertake to cause FIDEI to wholly own, directly or indirectly, such Subsidiaries as of the Date of Completion, provided, however, that FIDEI does not own a majority of the issued and outstanding shares of DL Finance & Partners and as of the Date of Completion, FIDEI SCA will either (i) wholly own, directly or indirectly or (ii) not own any shares of DL Finance & Partners;

Whereas FIDEI is in the process of converting from a "societe anonyme" into a "societe en commandite par actions" (hereafter the "Conversion") and after giving effect to the Conversion, FIDEI shall be referred to as FIDEI SCA.

Whereas it is a condition to this Agreement that the Conversion be consummated prior to the Date of Completion and the failure of the Conversion to occur on or prior to June 1, 2002 shall result in the automatic termination of this Agreement without liability of either Party under this Agreement.

Whereas, it is a condition to this Agreement that the limited partners of FIDEI SCA receive at least Euro 52,000,000 pursuant to a share buy back proposed by the Managing Director ("gerant") of FIDEI SCA after the Date of Signature but prior to the Date of Completion.

Whereas SELLER agrees to sell to BUYER and BUYER agrees to purchase from SELLER, according to the terms and conditions set forth below, all of the issued and outstanding shares of FIDEI SCA and the Rights as General Partner as of the Date of Completion.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE  1.          DEFINITIONS

1.1 The terms set out hereunder shall have the following meaning for the purpose of the Agreement:

- "Agreement": shall mean this agreement, including the Exhibits hereto, executed by SELLER and BUYER ;

- "Available Funds": shall mean cash and/or the value of marketable securities as indicated in the Financial Statements, adjusted to reflect the cash and/or value of marketable securities of FIDEI SCA on the Date of Completion;

- "Bonds": shall mean all the issued and outstanding bonds of FIDEI; the categories of issued and outstanding bonds of FIDEI are listed on EXHIBIT 2;

- "Business Day": shall mean a day (other than Saturday or Sunday and bank holidays) on which banks are normally open in Paris for normal business;

-"Conversion": shall mean the conversion of FIDEI from a societe anonyme into a "societe en commandite par actions".

-"Date of Completion": shall mean the date that is (i) twenty-five days after the deposit of the extract of the minutes of the shareholders meeting of FIDEI SCA deciding of the share buy-back with the Paris Trade Register and (ii) after the cancellation by the manager of FIDEI SCA to the redeemed shares, and shall occur no later than June 30, 2002, with a best efforts to May 31, 2002, unless otherwise agreed to by the Parties;

- "Date of Signature": shall mean the date on which this Agreement is executed by the Parties;

- "FIDEI": shall mean COMPAGNIE FONCIERE FIDEI, as defined in the Recitals; and "FIDEI SCA" shall mean FIDEI after its conversion into a "societe en commandite par actions" as set forth in Section 6.1;

- "Financial Statements": shall mean the profit and loss accounts as well as the balance sheet of FIDEI and the Subsidiaries, prepared in accordance with generally accepted French accounting principles, applied on a consistent basis and established on a consolidated basis for the financial year ending on 31 December 2001. These statements are attached in EXHIBIT 3.

-"Pro forma Balance Sheet": is the draft document being in Exhibit 7, a definitive document being provided five (5) Business Days before Date of Completion. Temporary Proforma Balance Sheet means the Proforma Balance Sheet attached hereto at the Date of Signature. Final Proforma Balance Sheet means the one issued Five (5) Business Days before the Date of Completion.

-"Rights as General Partner" : shall mean the rights owned by the sole General Partner of FIDEI SCA and mentioned in the draft articles of association of FIDEI SCA (EXHIBIT 5);

-"Shares": shall mean shares of FIDEI or FIDEI SCA, with a nominal value of EUR 0.76];

- "Subsidiaries" shall mean the entities that are majority owned by FIDEI and listed on EXHIBIT 1, which entities SELLER shall undertake to be wholly owned, either directly or indirectly, by FIDEI SCA on the Date of Completion, provided, however, that FIDEI does not own a majority of the issued and outstanding shares of DL Finance & Partners and as of the Date of Completion, FIDEI SCA will either
(i) wholly own, directly or indirectly or (ii) not own any shares of DL Finance & Partners;

-"Transfer Order": shall mean the legal form ("Ordre de mouvement") according to which SELLER will transfer the Shares of FIDEI SCA to BUYER.

1.2 Plural forms shall include singular forms and vice versa.

ARTICLE 2. SALE AND PURCHASE OF THE SHARES OF FIDEI SCA AND RIGHTS AS GENERAL
--------- -------------------------------------------------------------------
PARTNER
-------

2.1 SELLER undertakes in its own name and not on behalf of any other person to sell on the Date of Completion to BUYER and BUYER undertakes to purchase on the Date of Completion from SELLER, all of the issued and outstanding shares of FIDEI SCA.

2.2 SELLER undertakes in its own name and not on behalf of any other party to sell on the Date of Completion and BUYER undertakes to purchase on the Date of Completion from SELLER all of its Rights as General Partner.




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
2.3 SELLER shall undertake to causes FIDEI SCA to directly or indirectly to wholly own each of the Subsidiaries, on the Date of Completion, provided, however, that as of the Date of Completion, FIDEI SCA will either (i) wholly own, directly or indirectly or (ii) not own any shares of DL Finance & Partners.

ARTICLE 3. AGGREGATE PURCHASE PRICE OF THE SHARES OF FIDEI SCA AND RIGHTS AS
---------- ------------------------------------------------------------------
GENERAL PARTNER
---------------

3.1 On the Date of Completion, BUYER shall pay to SELLER, TWENTY THREE EUROS and SEVENTY CENTIMES (EUR 23.70) per share for each share of FIDEI SCA issued and outstanding, in accordance with Article 5 hereof.

The number of shares of FIDEI SCA to be purchased by BUYER on the Date of Completion shall be EIGHT HUNDRED and TEN THOUSAND THREE HUNDRED and TWENTY FOUR (810,324) and the aggregate purchase price for the shares of FIDEI SCA paid to SELLER shall be NINETEEN MILION TWO HUNDRED SEVEN THOUSAND EUROS (EUR 19.207.00) (hereafter the "Purchase Price").

3.2 On the Date of Completion, BUYER shall pay to SELLER an additional TWO THOUSAND TWO HUNDRED and EIGHTY SIX EUROS (EUR 2,286), for SELLER's Rights as General Partner (together with Purchase Price, the "Aggregate Purchase Price").

3.3 The Aggregate Purchase Price shall be adjusted in compliance with article
7.5.

ARTICLE 4. CLOSING OF THE SALE OF SHARES AND RIGHTS AS GENERAL PARTNER
---------  -----------------------------------------------------------

4.1 Subject to the satisfaction of the conditions contained herein, the closing of the sale of Shares shall occur on the Date of Completion pursuant to the execution of a Transfer Order by SELLER and BUYER.

The Parties undertake to have the transfer of the Shares registered in the books and records of FIDEI SCA on the Date of Completion but in any event no later than five (5) Business Days after the Date of Completion.

The above mentioned registration in the books and records of FIDEI SCA shall only occur upon the receipt by SELLER of the Aggregate Share Purchase Price in accordance with Article 5 below.

The Shares shall be transferred with full rights ("jouissance") as of the date of their transfer.

Registration duties due to any person incurred by the transfer of Shares shall be the sole responsibility of, and shall be borne by, BUYER.

4.2 Upon SELLER's receipt of the additional price of TWO THOUSAND TWO HUNDRED and EIGHTY SIX EUROS (EUR 2,286) SELLER's Rights as General Partner shall be transferred pursuant to a transfer agreement between the Parties. An extraordinary shareholders' meeting shall be called and held by the BUYER to modify the articles of association of FIDEI SCA in this respect.

Registration duties due to any person incurred by the transfer of Rights as General Partner shall be the sole responsibility of, and shall be borne by, BUYER.




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
ARTICLE  5.   PAYMENT OF THE PURCHASE PRICE
-----------   -----------------------------

BUYER shall pay the Purchase Price as set forth in Articles 3 and 4 above on the Date of Completion by wire transfer in immediately available funds to an account designated by SELLER at least three days prior to the expected Date of Completion. The BUYER shall justify the wire transfer on the Date of Completion.

ARTICLE 6. CONDITIONS TO CLOSING
---------- ----------------------

6.1 In the event that the Conversion has not been consummated on or prior to June 1, 2002 for any reason beyond the reasonable control of the SELLER, this Agreement shall be considered as cancelled without liability of either Party under this Agreement. However the Parties undertake to negociate in goodfaith an equitable alternative transaction

6.2 In the event that creditors of FIDEI SCA request the repayment of an aggregate amount of FIFTY MILLION EUROS (EUR 50,000,000) or more during the twenty (20) day period after the notice of redemption be filled to the Paris Trade Register, this Agreement shall be considered as cancelled without liability of either Party under this Agreement. However the Parties undertake to negociate in goodfaith an equitable alternative transaction

6.3 In the event that FIDEI SCA does not have Available Funds equal to or greater than TWENTY FIVE MILLION (EUR 25,000,000) on the Date of Completion, BUYER shall be entitled to cancel this Agreement without liability to either Party under this Agreement by notifying SELLER in writing pursuant to the notice provisions contained in Section 10.8 below on or before the Date of Completion.

6.4 At the Date of Completion, SELLER shall deliver to BUYER:

          o the written resignation of the Managing Director ("gerant") and all the members of the Supervisory Board of FIDEI SCA, provided, however, that such resignations shall be accepted and ratified at the next shareholders' meetings of FIDEI SCA and the Subsidiaries as set forth in Section 6.6 below;


          o the written resignation of all the members of each Board of Directors and each Chairman or President of each of the Subsidiaries, a list of such directors, Chairmen and Presidents is set forth on EXHIBIT 4 hereto, provided, however, that such resignations shall be accepted and ratified at the next shareholders' meetings of FIDEI SCA and the Subsidiaries as set forth in Section 6.6 below.

6.5 The replacement of the Managing Director and the members of the Supervisory Board of FIDEI SCA and the members of the Board of Directors and each Chairman or President of each of the Subsidiaries shall take place at the next shareholders' meetings of FIDEI SCA and the Subsidiaries, which meetings shall be convened no later than five (5) Business Days after the Date of Completion.

ARTICLE  7.          REAL ESTATE PROPERTIES
-----------          ----------------------

7.1 EXHIBIT 9 hereto lists all real property owned by FIDEI that are under a commitment to sell ("promesse de vente" or "compromis de vente") as of the Date of Signature, by FIDEI or the Subsidiaries, on the one hand, and third parties on the other hand.

7.2 In the event that any property listed on EXHIBIT 9, other than Sevran lot n 3 which BUYER has agreed to purchase from FIDEI, is not sold in accordance with the contract of sale, BUYER shall have the option to sell such property to

SELLER (hereafter the "Put Right") by giving SELLER written notice no later than 90 days after the Date of Completion of its intent to sell such property to SELLER. Upon giving such notice to SELLER, BUYER shall be obligated to sell to SELLER and SELLER shall be obligated to purchase from BUYER any such property at a price equal to the purchase price as set forth on EXHIBIT 9. The closing of the sale of real property pursuant to a Put Right shall take place within 60 days after receipt by SELLER of the notice described above and SELLER shall pay the purchase price by wire transfer in immediately available funds to an account designated by BUYER at least three days prior to the expected closing date.

7.3 Prior to and after the Date of Completion, BUYER hereby agrees not to intervene or interfere in the process of sale of the properties listed on
EXHIBIT 9 by FIDEI (or FIDEI SCA or the Subsidiaries, as the case may be) to any third party, provided that the purchase price is at least equal to the purchase price listed on EXHIBIT 9. After the Date of Completion, BUYER will use its good faith efforts to fulfill the obligations of FIDEI SCA under such sale agreements.

Any breach of BUYER's commitment shall result in the termination of the Put Right with respect to the real property concerned.

7.4 SELLER hereby agrees that a representative of SELLER selected by Seller shall assist in the sale of the properties listed on EXHIBIT 9 pursuant to the contracts of sale. BUYER shall give SELLER written notice at least five (5) Business Days prior to any meeting with a third party relating to the sale of the properties listed on EXHIBIT 9 and shall permit SELLER's representative to participate fully in any such meetings.

Any breach of BUYER's commitment shall result in the termination of the Put Right with respect to the real property concerned.

7.5 EXHIBITS 8A through 8C list real estate property currently under lease contracts ("credit bail") by FIDEI or the Subsidiaries. EXHIBITS 8D 8E and 8F list real estate property currently owned by FIDEI or the Subsidiaries. The Parties hereby agree that FIDEI (or FIDEI SCA) shall retain the properties set forth on EXHIBITS 8A through 8F at the value set forth on such EXHIBITS.

The Parties hereby agree that the assets listed on EXHIBITS 8D shall be subject to a revised valuation based on the revised rental situation (indicating for each real estate, the identity of lessees and projected yearly rentals) of real estate owned by FIDEI, FIDEI SCA or the Subsidiaries, as the case may be, five Business Days prior to the expected Date of Completion (hereafter the "Valuation Date"). Such revised valuation shall only occur if the rental situation is modified between the Date of Signature and the Valuation Date and shall be based upon the present value of the increase in rental income attributable to the properties. The Parties hereby agree that the revised valuation shall not take into account any new lease contracts that are for a term of less than two (2) years ("Baux precaires"). In the event that the revised valuation results in an increase to the valuation of the assets listed on EXHIBIT 8D, the Aggregate Share Purchase Price shall be increased by such adjustment. In no event shall the revised valuation result in a decrease in the Aggregate Share Purchase Price. SELLER shall provide BUYER with an adjusted valuation of the Valuation Date. In the event that BUYER objects to the revaluation, the consummation of the transactions shall take place on the Date of Completion and BUYER shall pay the Purchase Price, as adjusted pursuant to this Section 7.5; provided, however, that BUYER and SELLER shall negotiate in good faith to agree on the revised valuation. If not, article 10.2 will apply.

ARTICLE  8.          REPRESENTATIONS OF SELLER

8.1        SELLER hereby represents that as of the Date of Signature:

          o FIDEI is a French "societe anonyme" (to be converted into an "societe en commandite par actions"), with a share capital of EUR 2,017,870.07 divided into 2,647,272 shares with a par value of EURO 0.76, all of the same class and fully paid up when issued, whose registered office is located at 17, rue de Miromesnil - 75008 Paris, registered with the Trade and Companies Register of Paris under number 692 044 308, as certified by the "Extrait K-bis" attached hereto as EXHIBIT 6.

          o the information given in the said "Extrait K bis" is true and accurate in all material respects, and FIDEI was incorporated in accordance with the French Companies Act and all relevant regulations in effect under the form of a "societe anonyme" by way of a private agreement that was registered with the Trade and Companies Register of Paris on 29 October 1969.

          o SELLER owns the issued and outstanding Shares of FIDEI free and clear of any and all liens, encumbrances, pre-emptive rights, seizures, or any other restrictions on transfer and has the full power and authority to transfer the issued and outstanding Shares of FIDEI.

          o other than as set forth on EXHIBIT 1, FIDEI and the Subsidiaries are not shareholders or partners in any other companies and are not representatives of other companies or members of a "groupement d'interet economique".

          o         the issued and outstanding categories of Bonds are listed on
                    EXHIBIT 2.

          o to the knowledge of SELLER, other than the Bonds the tangible and intangible property, personal and real property of FIDEI is not encumbered by any collateral, mortgage or security interest.

          o to the knowledge of SELLER, FIDEI has not granted any pledge, guarantee or personal guarantee of the performance of any obligations entered into by FIDEI or any third party.

          o to the knowledge of SELLER, other than the Conversion, the implementation of a Share buy back, FIDEI has not entered into any [material] financial transactions that are not reflected on the Financial Statements.

          o to the knowledge of SELLER, FIDEI is not a party to any loan that is not reflected in the Financial Statements.

          o to the knowledge of SELLER, FIDEI is insured in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by FIDEI. To the knowledge of SELLER, none of the insurance policies taken out by FIDEI are cancelable as a result of the Conversion or the transfer of the issued and outstanding Shares of FIDEI SCA to BUYER. To the knowledge of SELLER, the insurance policies of FIDEI are valid and in full force and effect.

          o         to the knowledge of SELLER, other than as set forth on
                    EXHIBIT 10, there is no action, suit, proceeding or investigation pending against FIDEI or the Subsidiaries.

          o The Financial Statements have been prepared in accordance with generally accepted French accounting principles, applied on a consistent basis during the periods involved. To the knowledge of SELLER, the Financial Statements of FIDEI fairly present in all material respects the consolidated financial position of FIDEI as at 31 December 2001.

8.2        Tax Issues:
---        -----------

SELLER represents to BUYER that the following amount of ordinary tax losses, deferred tax losses (evergreen losses) and long term capital losses are as set in the FY 2001 tax returns of the FIDEI Tax group and Fideicom:

i) FIDEI Tax group

-          Tax group ordinary losses: EUR 18,152,170

           Such ordinary losses are allocated as follows:

           created in FY                  Amount
                1999                     EUR 18,152,170
                2000                     EUR 0
                2001                     EUR 0

-          Tax group deferred losses: EUR 28,845,553

-          Tax group long term tax losses: EUR 20,641,424

           Such long term tax losses are allocated as follows:

           created in FY                  Amount
                1995                      EUR 19,444,393
                1996                      EUR 1,197,031

ii) Fideicom tax losses:

-          Ordinary tax losses :                    EUR 0
-          Long term losses:                        EUR 0
-          Deferred tax losses :                    EUR 30,712,158

The above amounts were determinated as follows:

o the amounts stated in the 2001 FIDEI consolidated tax return and the 2001 Fideicom tax return, as applicable,

o less the use of 1997 and 1999 FIDEI group ordinary tax losses resulting from the de-booking of the long term capital gain reserve of FIDEI as an ordinary reserve during FY 2002.

In the event that the French tax administration disallows any of the amounts listed above as inaccurate, improper or incorrect under the tax laws of France existing as of the Date of signature, SELLER shall indemnify and hold BUYER harmless against any loss, liability, obligation or damage, and all assessments, judgments and penalties incident to any such loss, liability, obligation or damage (hereafter "Losses") incurred by BUYER; provided, however, that SELLER shall have no obligation to indemnify BUYER unless and until such Losses exceed

EURO 200,000 and provided, further, however, that SELLER shall not be liable to BUYER for Losses in excess of EURO 979,102.

In the absence of an agreement between BUYER and SELLER, all sums due by SELLER to BUYER by virtue of this indemnity shall be paid within thirty (30) Business Days from such sums being adjudged finally due, as a result of a final and non-appealable legal judgment handed down by any competent taxing authority.

In respect of the calculation of the indemnity which may be due by SELLER to BUYER, it is agreed that:

          o any tax reassessment involving a simple decrease of the above mentioned tax losses of the FIDEI consolidated tax group or of Fideicom shall be taken into account only if it triggers an effective reduction on availability of the tax losses for such consolidated tax group and for Fideicom;

          o for the purpose of calculating the amount of any indemnity payment to be made by SELLER to BUYER, such indemnity payment shall be reduced by any benefit obtained or likely to be obtained by the FIDEI consolidated tax group, by Fideicom or by BUYER for any reason, including, without limitation, by reason of an increase in liabilities or decrease in assets giving rise to such indemnity payment, such as (i) a tax decrease, saving or refund, (ii) the creation or increase in deficits on the Date of Completion (of any kind) or (iii) the receipt of proceeds from an insurance policy or (iv) any adjustments made to tax returns of prior years that result in any of the above.

It is agreed that the amount of indemnity to be paid under this specific tax indemnity by SELLER to BUYER shall be determined by applying to the amount of tax losses listed above that are effectively challenged by the French tax authorities, the following rates:

       -   Ordinary tax losses:

           created in FY                 Rate
           1999                          6%
           2000                          7%
           2001                          8%

       -   Deferred tax losses: 10%

       -   Long term tax losses: 7.5%

All claims under this indemnity must be made in writing with acknowledgement of receipt addressed by BUYER to SELLER by the end of the relevant applicable statute of limitation period for tax matters plus thirty (30) days.

This specific indemnity shall expire on 31 January 2005.

BUYER shall ensure that (i) SELLER will receive copies of complete documents relating to any claims within eight (8) Business Days, (ii) neither BUYER, FIDEI SCA nor the Subsidiaries shall accept liability for or compromise any claims that give rise or could give rise to any claim for indemnification hereunder without the prior consent of SELLER, (iii) BUYER, FIDEI SCA and the Subsidiaries shall give SELLER and its advisors access to all documents and information likely to be useful in the defense of any claim and (iv) BUYER, FIDEI SCA and the Subsidiaries shall allow SELLER to select its own counsel who will act under the instructions of SELLER to defend the interests of FIDEI, FIDEI SCA and the Subsidiaries in respect of the tax claims. If BUYER, FIDEI SCA or the Subsidiaries decide, contrary to the demand of SELLER, not to defend any claim,

BUYER, FIDEI SCA and the Subsidiaries shall have no right to seek indemnification from SELLER under this indemnity.

SELLER shall have the right but not the obligation (by providing BUYER notice pursuant to Section 10.8 below) to represent the interests of FIDEI SCA and the Subsidiaries in any tax audit or administrative or court proceeding relating to the taxable periods of FIDEI SCA and the Subsidiaries which end on or before the Date of Completion. BUYER agrees that it will cooperate fully with the SELLER and its counsel in the defense against or compromise of any claim in any said proceeding. SELLER shall bear the legal fees of its advisors or counsels.

BUYER shall cause FIDEI SCA and the Subsidiaries to give, free access to SELLER and its advisors to all premises, documents and accounts of FIDEI SCA and the Subsidiaries and will keep SELLER informed of the progression of all elements reflected or which should be reflected in the accounts of FIDEI SCA and the Subsidiaries. It is understood that this free access is limited to the scope and the needs of Article 8.

BUYER undertakes to ensure that FIDEI SCA and the Subsidiaries shall keep and maintain all books and records as may be needed to defend any claim from the tax authorities and SELLER shall be relieved of its obligation to indemnify BUYER for any Losses that SELLER could not adequately contest because of BUYER's failure to ensure such books and records are maintained.

ARTICLE  9.          REPRESENTATION OF BUYER
-----------          -----------------------

BUYER represents that it (i) has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares and Rights as General Partner, (ii) has had an opportunity to ask questions and receive answers from FIDEI and the Subsidiaries regarding the business conducted by FIDEI and the Subsidiaries and the business, properties and financial condition of FIDEI and the Subsidiaries, (iii) has had the opportunity to visit and survey the properties of FIDEI and the Subsidiaries, (iv) has had the opportunity to properly examine and evaluate all documentation relevant to the properties and
(v) has had an opportunity to conduct a thorough and serious technical and operational investigation into the various assets and liabilities of FIDEI and the Subsidiaries for the purpose of the Agreement. BUYER has satisfied itself in respect of all investigations and documentation received or requested from SELLER.

ARTICLE  10.         MISCELLANEOUS
------------         -------------

10.1       LANGUAGE - GOVERNING LAW

 This Agreement is drawn up in English and shall be governed by and construed in accordance with the laws of France. Should a French version be prepared, the prevailing version shall be the English version.


10.2.      DISPUTE RESOLUTION

The Parties agree to submit any dispute or disagreement arising from this Agreement to an arbitral tribunal composed of three (3) arbitrators. The seat of the arbitral tribunal shall be Paris.

Each Party shall appoint one arbitrator within 15 days from the notice sent by the most diligent party appointing its arbitrator, by letter with acknowledgment of receipt. If either Party fails to appoint its arbitrator, this Party shall be notified to do so within 15 days by letter with acknowledgment of receipt.

If such Party does not appoint its arbitrator within this schedule, such appointment shall be requested to the President of the Tribunal de Commerce de Paris, "statuant en la forme des referes", at the request of the most diligent Party.

The two arbitrators shall appoint the third arbitrator within the month following the appointment of the second arbitrator. If the two arbitrators fail to do so, the appointment of the third arbitrator shall be requested to the resident of the Tribunal de Commerce de Paris, "statuant en la forme des referes", at the request of the most diligent Party.

The decisions of such arbitrators shall be final and not open to appeal.

The Parties shall be responsible for their own costs and expenses (including legal fees) in connection with any arbitration; provided, however, that each Party will be responsible for 50% of the fees and expenses of the arbitrators.

10.2       CONFIDENTIALITY

Prior to the Date of Completion, BUYER hereby agrees not to disclose any confidential information currently in its possession or which may come into its possession concerning FIDEI, FIDEI SCA and the Subsidiaries and not to use such information for the benefit of any third party. After the Date of Completion, SELLER hereby agrees not to disclose any confidential information currently in its possession or which may come into its possession concerning FIDEI, FIDEI SCA and the Subsidiaries and not to use such information for the benefit of any third party

Neither BUYER, SELLER nor any of their representatives shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, unless, disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which BUYER or SELLER or their respective affiliates lists securities, provided, however, that, to the extent required by applicable law or the rules of any stock exchange, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable law or rule to consult with the other party with respect to the text thereof.

10.3       FEES AND EXPENSES

Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred by either Party in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

10.4       ENTIRE AGREEMENT; SEVERABILITY; AMENDMENTS
This Agreement constitutes the entire agreement among the Parties and supersedes any prior and contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. However, the Parties hereto shall attempt, through negotiations in good faith, to replace any provision of this Agreement so held to be invalid or unenforceable by a provision of comparable effect. The failure of the Parties to reach an agreement on a replacement provision shall neither affect the validity of the remaining provisions of this Agreement nor the validity of the valid or enforceable part of any provision held partly invalid, which provision shall take effect to the maximum extent permitted by law.



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
No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party.

10.5       BINDING EFFECT; ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. Other than the Conversion and the implementation of a Share buy back, no assignment of this Agreement or of any rights or obligations hereunder may be made by either the SELLER or the BUYER (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void[; provided, however, that the SELLER may assign this Agreement and any or all rights or obligations hereunder to any affiliate of SELLER. Upon any such permitted assignment, the references in this Agreement to the SELLER shall apply to any such assignee unless the context otherwise requires].

10.6       WAIVERS

The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

10.7       NOTIFICATIONS

All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or two Business Days after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below

|X|        To BUYER at:

HAMPTON TRUST HOLDINGS (EUROPE) SA
81, rue Jean-Baptiste Gillardin
Petange
4735 Luxembourg
Attn.: Mr. John C. Jones, Administrateur Delegue
Facsimile:

With a copy to:

TESTU PACLOT MOITRY Me Jean-Hubert Moitry 4, rue de Galliera 75 116 Paris
Facsimile:

To SELLER at :LUK FIDEI LLC
1315 Park Avenue South
New York, New York, 10010
Attention: Luis Medeiros
Facsimile:  (212) 598-3245



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
With a copy to:

JF Delepoulle
Colisee Mur
17, rue de Miromesnil
F - 75008 Paris
Facsimile:

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Andrea A. Bernstein
Facsimile:  (212) 310-8007

10.8       LIST OF EXHIBITS

Exhibit 1 :          List of Subsidiaries

Exhibit 2 :          List of the categories of Bonds issued by FIDEI

Exhibit 3 :          Financial Statements

Exhibit 4 :          List of representatives and managers of FIDEI and
                     its Subsidiaries

Exhibit 5 :          Draft of the articles of association of FIDEI SCA

Exhibit 6 :          Articles of association and Extrait K bis of FIDEI and its
                     Subsidiaries

Exhibit 7:           Temporary Pro forma Balance Sheet at the Date of Signature

Exhibit 8A
through 8F:          Value of the real estate and financial lease contracts
                     owned by FIDEI and the Subsidiaries at the Date of Completion

Exhibit 9:           List of real estate properties under commitment to sell

Exhibit 10: Action, suit,proceeding or investigation pending against FIDEI or the Subsidiaries

On the 17th April 2002,
In Paris,

Made in two (2) original copies




/s/ Luis Medeiros                               /s/ Graeme Jackson
--------------------------------                --------------------------------
SELLER                                          BUYER
LUK FIDEI L.L.C                                 and HAMPTON TRUST HOLDING
                                                (EUROPE) SA HAMPTON TRUST PLC
                                                by:  John C. Jones
                                                title: Administrateur Delegue

by: Luis Medeiros                               by: Graeme Jackson
Title:  Vice President                          Title: Chairman of the Board






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